UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 1
                                   FORM 8-K/A


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 23, 2004


                           POMEROY IT SOLUTIONS, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


Delaware                            0-20022               31-1227808
--------                            -------               ----------
(State or other jurisdiction       (Commission            (IRS Employer
   of incorporation)               File Number)           Identification No.)



                     1020 Petersburg Road, Hebron, KY 41048
                     --------------------------------------
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (859) 586-0600
                                                           --------------

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On July 23, 2004, Pomeroy IT Solutions, Inc. ("Pomeroy" or the "Company") and Pomeroy Acquisition Sub, Inc. ("PAS"), a wholly owned subsidiary of Pomeroy, completed the merger with Alternative Resources Corporation ("ARC"). On May 11, 2004, the parties entered into a definitive merger agreement for PAS to acquire ARC. The merger was approved by ARC shareholders at a meeting held on July 22, 2004.

The Company filed a Current Report on Form 8-K on August 9, 2004 to provide the information called for by Item 2 regarding the acquisition. The Company is filing this Amendment No. 1 on Form 8-K/A to Form 8-K to include the financial statements and pro forma financial information required by Item 9.01 of Form 8-K.

ITEM 9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS

(a)  Financial  Statements  of  Businesses  Acquired
Financial  Statements  of  ARC  as  follows:
(i)  Unaudited  consolidated  balance  sheet  as  of  June  30,  2004.
(ii) Unaudited consolidated statements of operations for the six months ended June 30, 2004 and June 30, 2003.
(iii) Unaudited consolidated statements of comprehensive loss for the six months ended June 30, 2004 and June 30, 2003.
(iv) Unaudited consolidated statements of cash flows for the six months ended June 30, 2004 and June 30, 2003.
(v)  Notes  to  Consolidated  Financial  Statements  (Unaudited)
(vi) Audited consolidated balance sheets as of December 31, 2003 and December 31, 2002.
(vii) Audited consolidated statements of operations for the years ended December 31, 2003, December 31, 2002 and December 31, 2001.
(viii) Audited consolidated statements of comprehensive loss for the years ended December 31, 2003, December 31, 2002 and December 31, 2001.
(ix) Audited Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 2003, December 31, 2002 and December 31, 2001.
(x) Audited consolidated statements of cash flows for the years ended December 31, 2003, December 31, 2002 and December 31, 2001.
(xi) Notes  to  Consolidated  Financial  Statements
(xii) Report of Independent Registered Public Accounting Firm.

(b)  Pro  Forma  Financial  Information
(i) Unaudited pro forma condensed consolidated balance sheet as of July 5, 2004, and unaudited pro forma condensed consolidated statements of earnings for the six months ended July 5, 2004 and for the year ended January 5, 2004, giving pro forma effect to the purchase of ARC as if the acquisition had occurred on July 5, 2004 related to the unaudited pro forma condensed consolidated balance sheet, January 6, 2004 for the six month unaudited pro forma condensed consolidated statement of income and January 6, 2003 for the year ended unaudited pro forma condensed consolidated statement of income.

(ii) Notes to unaudited pro forma condensed consolidated balance sheet as of July 5, 2004 and the unaudited pro forma condensed consolidated statements of income for the six months ended July 5, 2004 and for the year ended January 5, 2004.

(c)  Exhibits
None.

Item 9.01 (a)(i)

        UNAUDITED CONSOLIDATED BALANCE SHEET
        OF ALTERNATIVE RESOURCES CORPORATION

(in thousands)

                                               June 30,
                                                 2004
                                              ----------

ASSETS
Current Assets:
Cash and cash equivalents. . . . . . . . . .  $      15
Trade accounts receivable, net of allowance.     20,212
Other. . . . . . . . . . . . . . . . . . . .      1,637
                                              ----------
    Total current assets . . . . . . . . . .     21,864
Net property and equipment . . . . . . . . .      5,948
Other assets . . . . . . . . . . . . . . . .        183
Goodwill, net. . . . . . . . . . . . . . . .      2,723
                                              ----------
    Total assets . . . . . . . . . . . . . .  $  30,718
                                              ==========

LIABILITIES AND EQUITY
Current Liabilities:
Short-term debt. . . . . . . . . . . . . . .  $  13,709
Accounts payable . . . . . . . . . . . . . .      9,915
Cash overdraft . . . . . . . . . . . . . . .      3,403
Payroll and related expenses . . . . . . . .      4,089
Accrued expenses.. . . . . . . . . . . . . .      3,499
Other current liabilities. . . . . . . . . .        533
                                              ----------
    Total current liabilities. . . . . . . .     35,148
Long-term debt . . . . . . . . . . . . . . .     15,999
Other liabilities. . . . . . . . . . . . . .        442
Total equity  (deficit). . . . . . . . . . .    (20,871)
                                              ----------
    Total liabilities and equity . . . . . .  $  30,718
                                              ==========

Item 9.01 (a)(ii)

                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                      OF ALTERNATIVE RESOURCES CORPORATION
(in thousands, except per share data)
                                                   For the six months ended
                                                 June 30,        June 30,
                                                   2004            2003
                                               -------------  --------------
Revenue                                        $     57,844   $      70,732
Cost of services                                     44,842          53,955
                                               -------------  --------------
  Gross profit                                       13,002          16,777
                                               -------------  --------------

Selling, general and administrative expenses         15,188          17,671
Restructuring and other charges                         283           1,853
                                               -------------  --------------
  Operating expenses                                 15,471          19,524
                                               -------------  --------------

Loss from operations                                 (2,469)         (2,747)
Other expense, net                                    2,011           2,160
                                               -------------  --------------

Loss before income tax                               (4,480)         (4,907)
Income tax expense                                        4               1
                                               -------------  --------------
  Net loss                                     $     (4,484)  $      (4,908)
                                               =============  ==============

Weighted average shares outstanding:
  Basic                                              17,117          17,117
                                               =============  ==============
  Diluted                                            17,117          17,117
                                               =============  ==============

Loss per common share:
  Basic                                        $      (0.26)  $       (0.29)
                                               =============  ==============
  Diluted                                      $      (0.26)  $       (0.29)
                                               =============  ==============

Item 9.01 (a)(iii)

                       UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                             OF ALTERNATIVE RESOURCES CORPORATION

                                                          For the six months ended
                                                          June 30,        June 30,
                                                            2004            2003
                                                        -------------  --------------
Net loss . . . . . . . . . . . . . . . . . . . . . . .  $     (4,484)  $      (4,908)

  Foreign currency translation adjustment, net of tax.            (2)             86
                                                        -------------  --------------

Comprehensive loss . . . . . . . . . . . . . . . . . .  $     (4,484)  $      (4,822)
                                                        =============  ==============

Item 9.01 (a)(iv)

                           UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                OF ALTERNATIVE RESOURCES CORPORATION
                                           (in thousands)

                                                                             For the six months ended
                                                                            June 30,        June 30,
                                                                              2004            2003
                                                                          -------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $     (4,484)  $      (4,908)
Adjustments to reconcile net loss to net cash from operating activities
  Depreciation and amortization. . . . . . . . . . . . . . . . . . . . .         1,706           1,853
  Provision for doubtful accounts. . . . . . . . . . . . . . . . . . . .            98             290
  Non-cash interest expense on deferred financing costs. . . . . . . . .           250             293
  Non-cash interest expense from security purchase agreement . . . . . .         1,274             -
  Non-cash interest expense from accretion of warrants . . . . . . . . .           -               241
    Change in assets and liabilities:
      Trade accounts receivable. . . . . . . . . . . . . . . . . . . . .           494           9,580
      Prepaid expenses . . . . . . . . . . . . . . . . . . . . . . . . .           (76)            173
      Other receivables. . . . . . . . . . . . . . . . . . . . . . . . .           -              (584)
      Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . .           (33)             87
      Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           163             -
      Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . .        (1,308)           (769)
      Payroll and related expenses . . . . . . . . . . . . . . . . . . .          (571)           (393)
      Accrued expenses and other liabilities . . . . . . . . . . . . . .          (495)           (757)
                                                                          -------------  --------------
NET OPERATING ACTIVITIES . . . . . . . . . . . . . . . . . . . . . . . .        (2,982)          5,106
                                                                          -------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment. . . . . . . . . . . . . . . . . .          (130)           (139)
                                                                          -------------  --------------
NET INVESTING ACTIVITIES . . . . . . . . . . . . . . . . . . . . . . . .          (130)           (139)
                                                                          -------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from short-term debt. . . . . . . . . . . . . . . . . . . . .        89,896             -
  Payments on short-term debt. . . . . . . . . . . . . . . . . . . . . .       (87,976)            -
  Proceeds from long-term debt . . . . . . . . . . . . . . . . . . . . .           -           106,935
  Payments on long-term debt . . . . . . . . . . . . . . . . . . . . . .           -          (111,806)
  Cash overdraft . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,190             -
                                                                          -------------  --------------
NET FINANCING ACTIVITIES . . . . . . . . . . . . . . . . . . . . . . . .         3,110          (4,871)
                                                                          -------------  --------------

Effect of exchange rate changes on cash and cash equivalents . . . . . .            (2)            (86)
                                                                          -------------  --------------

Net increase (decrease) in cash and cash equilvalents. . . . . . . . . .            (4)             10
Cash and cash equivalents at the beginning of the period . . . . . . . .            19              54
                                                                          -------------  --------------
Cash and cash equivalents at the end of the period . . . . . . . . . . .  $         15   $          64
                                                                          =============  ==============

Item 9.01 (a)(v)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.   Basis  of  Presentation

The interim consolidated financial statements presented are unaudited, but in the opinion of management, have been prepared in conformity with accounting principles generally accepted in the United States of America applied on a basis consistent with those of the annual financial statements. Such interim consolidated financial statements reflect all adjustments (consisting principally of normal recurring accruals) necessary for a fair presentation of the financial position and the results of operations for the interim periods presented. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for any other interim period or for the year ending December 31, 2004. The interim consolidated financial statements should be read in connection with the audited consolidated financial statements for the year ended December 31, 2003, included in the 2003 Form 10-K of Alternative Resources Corporation.

Certain prior year balances have been reclassified in order to conform to the current year presentation.

Item 9.01 (a)(vi)


The following consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the ARC Annual Report on Form 10-K for its fiscal year ended December 31, 2003.

                     AUDITED CONSOLIDATED BALANCE SHEETS
                    OF ALTERNATIVE RESOURCES CORPORATION
(in thousands)
                                                            Year Ended
                                                  ------------------------------
                                                   December 31,    December 31,
                                                       2003            2002
                                                  --------------  --------------
ASSETS
Current Assets:
Cash and cash equivalents. . . . . . . . . .  . . $          19   $          54
Trade accounts receivable, net of allowance. . .         21,423          34,497
Other. . . . . . . . . . . . . . . . . . . . . .          1,335           2,059
                                                  --------------  --------------
    Total current assets . . . . . . . . . . . .         22,777          36,610
Net property and equipment . . . . . . . . . . .          7,533          10,998
Other assets . . . . . . . . . . . . . . . . . .            780           2,399
Goodwill, net. . . . . . . . . . . . . . . . . .          2,723           2,723
                                                  --------------  --------------
    Total assets . . . . . . . . . . . . . . . .  $      33,813   $      52,730
                                                  ==============  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Short-term debt. . . . . . . . . . . . . . . . .  $      11,789   $      18,501
Accounts payable . . . . . . . . . . . . . . . .         11,223          12,236
Payroll and related expenses . . . . . . .  . ..          4,660           5,920
Other current liabilities. . . . . . . . . . . .          7,363          10,464
                                                  --------------  --------------
    Total liabilities. . . . . . . . . . . . . .         35,035          47,121
Long-term debt . . . . . . . . . . . . . . . . .         14,725           8,606
Other liabilities. . . . . . . . . . . . . . . .            438             384
                                                  --------------  --------------
    Total current liabilities. . . . . . . . . .         50,198          56,111
                                                  --------------  --------------
Stockholders' Equity (Deficit):
Preferred stock($.01 par value, 1,000,000
shares authorized; none issued and outstanding.               -               -
Common stock ($.01 par value 50,000,000 shares
authorized; 17,703,104 and 17,702,819
issued and 17,117,304 and 17,117,019 outstanding
at December 31, 2003 and 2002, respectively) . .            178              178
Additional paid-in capital. . . . . . . . . . .          30,764           30,695
Accumulated other comprehensive income (loss). .            (56)            (64)
Accumulated deficit. . . . . . . . . . . . . . .        (42,474)        (29,393)
                                                 ---------------  --------------
                                                        (11,588)           1,416
Treasury shares, at cost (585,800 shares in
2003 and 2002, respectively). . . . . . . . . .          (4,797)         (4,797)
                                                 ---------------  --------------
  Total stockholders' deficit. . . . . . . . .          (16,385)         (3,381)
                                                 ---------------  --------------
  Total liabilities and stockholders' deficit.   $       33,813   $       52,730
                                                 ===============  ==============

Item 9.01 (a)(vii)

                          AUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                             FOR ALTERNATIVE RESOURCES CORPORATION
(in thousands, except per share data)                             Year Ended
                                                ----------------------------------------------
                                                 December 31,    December 31,    December 31,
                                                     2003            2002            2001
                                                --------------  --------------  --------------
Revenue. . . . . . . . . . . . . . . . . . . .  $     138,146   $     158,693   $     209,036
Cost of services . . . . . . . . . . . . . . .        105,449         115,955         149,127
                                                --------------  --------------  --------------
    Gross profit . . . . . . . . . . . . . . .         32,697          42,738          59,909
                                                --------------  --------------  --------------

Selling, general and administrative expenses .         37,438          45,235          59,386
Restructuring and other charges. . . . . . . .          4,809           6,055               0
                                                --------------  --------------  --------------
Operating expenses . . . . . . . . . . . . . .         42,247          51,290          59,386
                                                --------------  --------------  --------------

Loss from operations . . . . . . . . . . . . .         (9,550)         (8,552)            523
Other expense, net . . . . . . . . . . . . . .          4,345           3,677           3,597
                                                --------------  --------------  --------------

Loss before income tax benefit . . . . . . . .        (13,895)        (12,229)         (3,074)
Income tax benefit . . . . . . . . . . . . . .           (814)         (1,094)              0
                                                --------------  --------------  --------------
  Net loss . . . . . . . . . . . . . . . . . .  $     (13,081)  $     (11,135)  $      (3,074)
                                                ==============  ==============  ==============

Weighted average shares outstanding:
  Basic. . . . . . . . . . . . . . . . . . . .         17,117          17,095          16,779
                                                ==============  ==============  ==============
  Diluted. . . . . . . . . . . . . . . . . . .         17,117          17,095          16,779
                                                ==============  ==============  ==============

Loss per common share:
  Basic. . . . . . . . . . . . . . . . . . . .  $       (0.76)  $       (0.65)  $       (0.18)
                                                ==============  ==============  ==============
  Diluted. . . . . . . . . . . . . . . . . . .  $       (0.76)  $       (0.65)  $       (0.18)
                                                ==============  ==============  ==============

Item 9.01 (a)(viii)

                                 AUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                                        OF ALTERNATIVE RESOURCES CORPORATION

(in thousands)                                                                            Year Ended
                                                                         December 31,    December 31,    December 31,
                                                                             2003            2002            2001
                                                                        --------------  --------------  --------------

Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $     (13,081)  $     (11,135)  $      (3,074)
  Other comprehensive income (loss):
    Foreign currency translation adjustment, net of tax. . . . . . . .              8             (20)              5
Unrealized holding gain on security, net of tax:
    Reclassification adjustment for gain included in loss, net of tax.              -               -            (221)
                                                                        --------------  --------------  --------------
Other comprehensive income (loss . . . . . . . . . . . . . . . . . . .              8             (20)           (216)
                                                                        --------------  --------------  --------------
Comprehensive loss . . . . . . . . . . . . . . . . . . . . . . . . . .  $     (13,073)  $     (11,155)  $      (3,290)
                                                                        ==============  ==============  ==============

Item 9.01 (a)(ix)

                          AUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                         OF ALTERNATIVE RESOURCES CORPORATION
                                                     (in thousands)

                                                 PREFERRED STOCK    COMMON STOCK       TREASURY STOCK
                                                 ---------------  -----------------  -----------------

                                                                                                         ADDITIONAL
                                                                                                          PAID-IN
                                                 SHARES  AMOUNT   SHARES    AMOUNT   SHARES    AMOUNT     CAPITAL
                                                 ------  -------  -------  --------  -------  --------  ------------

BALANCE AT DECEMBER 31, 2000. . . . . . . . . .       -  $     -  17,391   $   174     (586)  $(4,797)  $    27,425
Amortization of restricted stock deferred
  compensation. . . . . . . . . . . . . . . . .       -        -       -         -        -         -             -
Cancellation of restricted common stock . . . .       -        -    (130)       (1)       -         -           (13)
Issuance of common stock to employee stock
  purchase plan . . . . . . . . . . . . . . . .       -        -     296         3        -         -           146
Payments to employee stock purchase plan. . . .       -        -       -         -        -         -           (50)
Translation adjustment, net of tax. . . . . . .       -        -       -         -        -         -             -
Realized gain on available-for-sale securities,
  net of tax. . . . . . . . . . . . . . . . . .       -        -       -         -        -         -             -
Net loss. . . . . . . . . . . . . . . . . . . .       -        -       -         -        -         -             -
                                                 ------  -------  -------  --------  -------  --------  ------------

BALANCE AT DECEMBER 31, 2001. . . . . . . . . .       -        -  17,557       176     (586)   (4,797)       27,508
Amortization of restricted stock deferred
  compensation. . . . . . . . . . . . . . . . .       -        -       -         -        -         -             -
Cancellation of restricted common stock . . . .       -        -       -         -        -         -           (31)
Issuance of common stock to employee stock
  purchase plan . . . . . . . . . . . . . . . .       -        -     146         2        -         -            83
Value assigned to warrants issued . . . . . . .       -        -       -         -        -         -         3,135
Dividends paid, stockholder rights plan . . . .       -        -       -         -        -         -             -
Translation adjustment, net of tax. . . . . . .       -        -       -         -        -         -             -
Net loss. . . . . . . . . . . . . . . . . . . .       -        -       -         -        -         -             -
                                                 ------  -------  -------  --------  -------  --------  ------------

BALANCE AT DECEMBER 31, 2002. . . . . . . . . .       -        -  17,703       178     (586)   (4,797)       30,695
Value assigned to warrants issued . . . . . . .       -        -       -         -        -         -            69
Translation adjustment, net of tax. . . . . . .       -        -       -         -        -         -             -
Net loss. . . . . . . . . . . . . . . . . . . .       -        -       -         -        -         -             -
                                                 ------  -------  -------  --------  -------  --------  ------------

BALANCE AT DECEMBER 31, 2003. . . . . . . . . .       -  $     -  17,703   $   178     (586)  $(4,797)  $    30,764
                                                 ======  =======  =======  ========  =======  ========  ============



                                                                                ACCUMULATED OTHER COMPREHENSIVE INCOME
                                                                                      UNREALIZED
                                                                    RETAINED             GAIN
                                                                    EARNINGS           (LOSS) ON         CUMULATIVE
                                                    DEFERRED      (ACCUMULATED        AVAILABLE-         TRANSLATION
                                                  COMPENSATION      DEFICIT)      FOR-SALE SECURITIES    ADJUSTMENT      TOTAL
                                                 --------------  --------------  ---------------------  -------------  ---------

BALANCE AT DECEMBER 31, 2000. . . . . . . . . .  $        (318)  $     (15,013)  $                221   $        (49)  $  7,643
Amortization of restricted stock deferred
  compensation. . . . . . . . . . . . . . . . .            221               -                      -              -        221
Cancellation of restricted common stock . . . .              -               -                      -              -        (14)
Issuance of common stock to employee stock
  purchase plan . . . . . . . . . . . . . . . .              -               -                      -              -        149
Payments to employee stock purchase plan. . . .              -               -                      -              -        (50)
Translation adjustment, net of tax. . . . . . .              -               -                      -              5          5
Realized gain on available-for-sale securities,
  net of tax. . . . . . . . . . . . . . . . . .              -               -                   (221)             -       (221)
Net loss. . . . . . . . . . . . . . . . . . . .              -          (3,074)                     -              -     (3,074)
                                                 --------------  --------------  ---------------------  -------------  ---------

BALANCE AT DECEMBER 31, 2001. . . . . . . . . .            (97)        (18,087)                     -            (44)     4,659
Amortization of restricted stock deferred
  compensation. . . . . . . . . . . . . . . . .             97               -                      -              -         97
Cancellation of restricted common stock . . . .              -               -                      -              -        (31)
Issuance of common stock to employee stock
  purchase plan . . . . . . . . . . . . . . . .              -               -                      -              -         85
Value assigned to warrants issued . . . . . . .              -               -                      -              -      3,135
Dividends paid, stockholder rights plan . . . .              -            (171)                     -              -       (171)
Translation adjustment, net of tax. . . . . . .              -               -                      -            (20)       (20)
Net loss. . . . . . . . . . . . . . . . . . . .              -         (11,135)                     -              -    (11,135)
                                                 --------------  --------------  ---------------------  -------------  ---------

BALANCE AT DECEMBER 31, 2002. . . . . . . . . .              -         (29,393)                     -            (64)    (3,381)
Value assigned to warrants issued . . . . . . .              -               -                      -              -         69
Translation adjustment, net of tax. . . . . . .              -               -                      -              8          8
Net loss. . . . . . . . . . . . . . . . . . . .              -         (13,081)                     -              -    (13,081)
                                                 --------------  --------------  ---------------------  -------------  ---------

BALANCE AT DECEMBER 31, 2003. . . . . . . . . .  $           -   $     (42,474)  $                  -   $        (56)  $(16,385)
                                                 ==============  ==============  =====================  =============  =========

Item 9.01 (a)(x)

                                          AUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                               OF ALTERNATIVE RESOURCES CORPORATION

(in thousands)                                                                                   Year Ended
                                                                                ----------------------------------------------
                                                                                 December 31,    December 31,    December 31,
                                                                                     2003            2002            2001
                                                                                ----------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Adjustments to reconcile net loss to net cash from operating activities. . . .  $     (13,081)  $      11,135)  $      (3,074)
  Depreciation and amortization. . . . . . . . . . . . . . . . . . . . . . . .          3,605           4,143           5,423
  Realized net gain on sales of securities . . . . . . . . . . . . . . . . . .              -               -            (221)
  Deferred income taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . .              -               -            (218)
  Provision for doubtful accounts. . . . . . . . . . . . . . . . . . . . . . .            125           1,257             324
  Deferred compensation on restricted shares . . . . . . . . . . . . . . . . .              -              97             221
  Non-cash interest expense from deferred financing costs. . . . . . . . . . .            551             509               -
  Non-cash interest expense from accretion of warrants . . . . . . . . . . . .            293             409               -
  Non-cash interest expense from security purchase agreement . . . . . . . . .          2,354           1,330               -

  Non-cash  expense of debt modification charge and origination fee write-off.          4,463               -               -
  Impairment of fixed assets . . . . . . . . . . . . . . . . . . . . . . . . .              -              24              19
    Change in assets and liabilities:
      Trade accounts receivable. . . . . . . . . . . . . . . . . . . . . . . .         12,949             735          20,311
      Prepaid expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .            570             304            (766)
      Income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             18           1,403           5,562
      Other receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . .            136              56              61
      Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            145          (1,269)           (520)
      Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (1,013)           (647)         (1,170)
      Payroll and related expenses . . . . . . . . . . . . . . . . . . . . . .         (1,260)         (1,941)         (3,066)
      Accrued expenses and other liabilities . . . . . . . . . . . . . . . . .         (2,058)          4,938          (3,494)
                                                                                ----------------------------------------------
NET OPERATING ACTIVITIES . . . . . . . . . . . . . . . . . . . . . . . . . . .          7,797             213          19,392
                                                                                ----------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment. . . . . . . . . . . . . . . . . . . . .           (140)           (572)         (1,843)
  Proceeds from sale iof investment. . . . . . . . . . . . . . . . . . . . . .              -               -             639
                                                                                ----------------------------------------------
NET INVESTING ACTIVITIES . . . . . . . . . . . . . . . . . . . . . . . . . . .           (140)           (572)         (1,204)
                                                                                ----------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from short-term debt. . . . . . . . . . . . . . . . . . . . . . . .        209,836         230,325         306,162
  Payments on short-term debt. . . . . . . . . . . . . . . . . . . . . . . . .       (216,548)       (238,701)       (323,251)
  Proceeds from issuance of debt and warrants. . . . . . . . . . . . . . . . .              -          10,000               -
  Cash paid for cancellation of stockholder rights plan. . . . . . . . . . . .              -            (171)              -
  Payments to the employee stock purchase plan . . . . . . . . . . . . . . . .              -               -             (50)
  Proceeds from issuance of shares to the employee stock purchase. . . . . . .              -              55             146
plan
  Cash overdraft . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           (989)         (1,202)         (1,108)
                                                                                ----------------------------------------------
NET FINANCING ACTIVITIES . . . . . . . . . . . . . . . . . . . . . . . . . . .         (7,701)            306         (18,101)
                                                                                ----------------------------------------------

Effect of exchange rate changes on cash and cash equivalents . . . . . . . . .              9             (20)            (74)

Net increase (decrease) in cash and cash equilvalents. . . . . . . . . . . . .            (35)            (73)             13
Cash and cash equivalents at the beginning of the year . . . . . . . . . . . .             54             127             114
                                                                                ----------------------------------------------
Cash and cash equivalents at the end of the year . . . . . . . . . . . . . . .  $          19   $          54   $         127
                                                                                ==============================================

Item 9.01 (a)(xi)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization  and  Nature  of  Business

     Alternative Resources Corporation ("ARC" or the "Company") was incorporated in Delaware on March 8, 1988 and is a leading provider of information technology services. The Company has developed a significant, high quality business in the IT staffing industry with an emphasis on Help Desk, Desktop Support, Technology Deployment Service, and Field Service offerings. The Company also has a consulting practice that supports those service offerings. The Company operates through 8 field offices with over 55 personnel in field sales, supported by 35 recruiters. The majority of the Company's sales and recruiting personnel operate from home, creating a virtual network. The Company serves Fortune 1000 and mid-sized clients throughout the United States and Canada.

Principles of Consolidation

     The operations of the Company are conducted through a parent holding company, three operating subsidiaries and three affiliates. The accompanying financial statements include the consolidated financial position and results of operations of the Company and its subsidiaries with all intercompany transactions eliminated.

Segment Information

     Management has considered the requirements of Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information," and has determined that the Company has one operating segment. ARC provides its services through two primary service lines called ARC Staffing Services and ARC Solutions Services. These service lines do not meet the definition of a "segment" within the meaning of SFAS No. 131, as discrete financial information is unavailable. To date, discrete information by service line has not been considered relevant by management for purposes of making decisions about allocations of resources, as both service lines share the same pool of technical resources and client base, as well as the same distribution model.

Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

     Cash equivalents include all deposits in banks and highly liquid investments with original maturities of three months or less.

Goodwill

     Through December 31, 2001, goodwill representing the excess of purchase price over fair market value of net assets acquired, was amortized on a straight-line basis over 40 years. Adjustments to the carrying value of goodwill were made when the sum of expected future discounted cash flows from the business acquired was less than book value.

     In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," the Company ceased amortization of goodwill effective January 1, 2002. Goodwill is now reviewed for impairment on an annual basis, or more frequently if events or circumstances indicate that the carrying value may not be recoverable. The review is a two-step process beginning with an estimation of the fair value of the reporting unit. The first step is a screen for impairment and the second step measures the amount of any impairment. The fair value amounts are determined by discounting future cash flows of the reporting unit as developed by management. The Company performed its annual impairment test on December 31, 2003, the results of which did not indicate an impairment.

     The following table illustrates the pro-forma impact of the goodwill amortization on the Company's 2001 net loss:

                                           2001
                                      (in thousands)
                                      $       (3,074)
Reported net loss
Add: goodwill amortized (net of tax)              76

                                      ---------------
Adjusted net loss                     $       (2,998)
                                      ===============


Reported loss per share               $        (0.18)
Impact on loss per share                           -

                                      ---------------
Adjusted loss per share               $        (0.18)
                                      ===============

Property and Equipment

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets ranging from two to seven years. Software includes development costs for internal IT projects currently in progress and will be amortized upon completion over two to seven years. Leasehold improvements are amortized using the straight-line method over the life of the related leases, generally three to five years.

Impairment of Long-Lived Assets

     The Company reviews long-lived assets for impairment in accordance with the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If the carrying amount of the assets is less then the sum of the future undiscounted cash flows such assets are considered to be impaired. The impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted cash flows of the assets. The discount rate used is the Company's expected rate of return. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Deferred Financing Costs

     Included in other assets are deferred financing costs associated with the Company's debt. These financing costs are being amortized using a straight-line method over the lives of the respective agreements.

Translation of Foreign Currencies

     Assets and liabilities of the Company's Canadian operations are translated at the rate of exchange in effect on the balance sheet date; income and expenses are translated at the weighted average rates of exchange prevailing during the year. The related translation adjustments are reflected as a foreign currency translation adjustment in stockholders' equity. Foreign currency transaction gains and losses for the years presented were not material.


Revenue Recognition

     Revenues are recognized as services are performed, utilizing four different billing methodologies, as follows: (1) time and material billing, whereby the client is billed by the hour on a weekly basis for past services performed; (2) project-based billing, for which fees are fixed and are based on specific contracts; (3) per-incident billing, whereby the Company charges a fee for each specific task related to certain services; (4) and fee-based billing, which is used for candidate placement/recruiting fees and vendor management fees. The Company typically provides discounts on staffing services to its largest clients in exchange for the opportunity to sell more volume, as well as the opportunity to sell its higher-margin, value-added services. All revenues are recognized net of such discounts and after services have been completed.

     In December 2003, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition in Financial Statements," which updated Topic 13, "Revenue Recognition," to be consistent with other authoritative literature. The Company adopted SAB 104 in the fourth quarter of 2003. The implementation of SAB 104 did not have a material effect on the financial position or results of operations of the Company.

     In December 2001, the FASB staff issued Topic No. D-103, "Income Statement Characterization of Reimbursements Received for "Out-of-Pocket" Expenses Incurred" ("Topic D-103"), subsequently recharacterized as Emerging Issues Task Force "EITF" No. 01-14, which is effective for fiscal years beginning after December 15, 2001. EITF No. 01-14 requires that certain out-of-pocket expenses rebilled to customers be recorded as revenue versus an offset to the related expense. Comparative financial statements for prior periods must be conformed to this presentation. The Company historically recorded rebilled out-of-pocket expenses as an offset to the related expense. Effective January 1, 2002, the Company changed its presentation to reflect rebilled expenses as revenue and also conformed the presentation for prior periods. The impact of adopting this pronouncement resulted in the reclassification of $7.3 million of expenses to 2001.

Concentration of Credit Risk

     The Company provides services to clients including systems integrators, telecommunications companies, banking and financial services entities, manufacturers, distributors, health care providers, and utilities throughout the United States. In 2003, 2002 and 2001, the largest client accounted for approximately 22%, 25% and 20%, the second largest client accounted for approximately 21%, 17% and 17% and the third largest client accounted for 4%, 5% and 5% of the Company's total revenues, respectively.

Income Taxes

     Deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and tax loss carryforwards and credits and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Stock Options

     The Company accounts for its stock options in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations. Under APB 25, no compensation cost has been recognized for the Company's stock-based compensation plans. The Company continues to apply the provisions of APB 25 and provides the pro forma disclosures required by SFAS No. 123 and SFAS No. 148.

     Historically, the pro forma effects noted below included the impact of restricted shares issued in November 2000. The current table excludes the impact of restricted shares.

     The following data reflect the pro forma effects of the stock-based compensation cost for the Company's stock option transactions in accordance with SFAS No. 123 and SFAS No. 148:

                                       2003            2002           2001
                                      (in thousands, except per share data)
  Net loss, as reported           $      (13,081)  $    (11,135)  $    (3,074)
  Pro forma compensation expense            (312)          (399)         (510)

                                  --------------------------------------------
  Pro forma net loss              $      (13,393)  $    (11,534)  $    (3,584)
                                  ============================================


Diluted loss per share:
  As reported                     $        (0.76)  $      (0.65)  $     (0.18)
  Pro forma                                (0.78)         (0.67)        (0.21)

     The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 2003, 2002 and 2001, respectively: risk-free interest rates of 3.8%, 4.3%, and 4.6%; expected lives of 7, 7 and 4 years; expected volatility of 165%, 112% and 101%; and no dividends expected to be paid.

Fair Value of Financial Instruments

     The carrying amounts of the Company's financial instruments, except for debt, approximate their fair values due to the short maturity of these instruments. The carrying amount of debt approximates its fair value given its interest rate is comparable to a similar rate that could be obtained on other debt instruments.

Computation of Earnings Per Share

     Basic earnings (loss) per share is based on the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is based on the weighted average number of common shares outstanding and includes the dilutive effect of unexercised stock options and warrants which are in-the-money using the treasury stock method. Dilutive securities have not been included in the weighted average shares used for the calculation of earnings per share in periods of net loss because the effect of such securities would be anti-dilutive. At December 31, 2003, 2002 and 2001, potentially dilutive securities consisted of options to purchase 1,490 thousand, 30 thousand and 60 thousand shares of common stock, respectively. In addition, the Company issued
11.0 million warrants to purchase common stock in connection with its debt refinancing described in Note 3. These warrants are also potentially dilutive securities as of December 31, 2003 and 2002.

Reclassification

     Certain prior year balances have been reclassified in order to conform to the current year presentation.

2.   RESTRUCTURING  AND  OTHER  CHARGES

Restructuring and Other Charges-2003

During the third quarter of 2003, the Company incurred a $0.5 million restructuring charge representing severance costs associated with the restructuring of the Company's sales, delivery and corporate staff. A total of 33 positions were eliminated, comprised of 11 in sales, 9 in delivery and 13 in corporate staff positions. The Company recorded an additional restructuring charge of $0.4 million in the fourth quarter of 2003 related to the severance cost of two executive employees.


The primary components of the restructuring charge can be summarized as follows:

                Total Initial    2003 Cash   Balance at
                Reserve          Payments    December 31, 2003
(in thousands)
Severance       $          952  $     (270)  $              682

The remaining severance balance at December 31, 2003 will be paid primarily during the first quarter of 2004 with the exception of three employees. Included in this charge is the severance of three executive employees that will be paid out in accordance with their respective employment agreements through December 2007.

During the third quarter of 2003, the Company reassessed its 2002 restructuring accrual requirements. Based on this review, the Company determined the remaining reserve was overstated by $0.6 million due to various real estate cost assumptions made versus actual activity. The majority of this adjustment relates to the successful early termination negotiated on the lease of the Company's previous headquarters.

Additionally, the Company recorded a charge for a debt modification and the write-off of origination fees of $4.5 million related to changes made to the terms of the Senior Subordinated Convertible Notes. This was comprised of a $3.5 million debt modification charge and $1.0 million of origination fees written off. The debt modification and origination fees write-off expense represents a non-cash adjustment and has no impact on the amount of debt ultimately owed to Wynnchurch Capital Partners, L.P. The valuation of the notes was determined based on advice from a third-party valuation specialist who utilized a valuation model. Based on the results, the fair value of the notes was determined to be $13.2 million versus the carrying value of $9.7 million. As such, a $3.5 million charge was recognized for the debt modification to recognize the fair value of the notes in the financial statements. Additionally, origination fees of $0.9 million related to these notes and $0.1 million related to the revolving credit commitment were written off due to the modifications.


Restructuring and Other Charges-2002

     The Company recorded restructuring and other charges in the aggregate amount of $6.1 million during 2002. During the second quarter of 2002, the Company recorded a charge of $1.1 million, classified as other charges, representing the severance pay associated with the departure of the Company's former Chief Executive Officer. During the third quarter of 2002, the Company recorded a $4.7 million restructuring charge due to excess office space and the restructuring of the service delivery function. An additional $0.3 million restructuring charge was recorded in the fourth quarter, which was also due to the restructuring of the service delivery function. The primary components of the restructuring and other charges can be summarized as follows:

The  primary activity in the restructuring reserve can be summarized as follows:

                     Total       2002        Balance at      2003                         Balance at
                     Initial     Cash        December 31,    Cash        Adjustment to    December 31,
                     Reserve     Payments    2002            Payments    reserve          2003
                     ---------------------------------------------------------------------------------
                                            (in thousands)
Real estate costs    $  4,328  $    (569)  $         3,759  $  (1,659)  $         (605)  $       1,495
Severance                 627       (362)              265       (200)                              65

Other charges           1,100       (202)              898       (121)                             777
                     ---------------------------------------------------------------------------------
Total restructuring
Reserve              $  6,055  $  (1,133)  $         4,922  $  (1,980)  $         (605)  $       2,337
                     =================================================================================

     The portion of the charge related to real estate costs, which totaled $4.3 million, relates to lease costs associated with decreased requirements for office space as the Company restructured its service delivery organization. The costs associated with this charge related primarily to the value of ongoing lease obligations for vacated offices, net of anticipated sublease income. A portion of the charge also related to broker commissions and estimated leasehold improvement costs necessary to sublease vacated offices.

During the third quarter of 2003, the Company reassessed its 2002 restructuring accrual requirements. Based on this review, the Company determined the remaining reserve was overstated by $0.6 million due to various real estate cost assumptions made versus actual activity. The majority of this adjustment relates to the successful early termination negotiated on the lease of the Company's previous headquarters.

     The $0.6 million severance charge related to head-count reductions associated with centralizing the service delivery organization as part of a re-engineering exercise. A total of 60 positions were eliminated with the largest group being the client staffing managers. The remainder of positions eliminated was a mix of corporate staff and recruiting personnel. The remaining severance balance at December 31, 2003 relates to an employee with an employment agreement. It is anticipated that this amount will be paid out through July 2004.

The $1.1 million other charges related to the severance pay associated with the departure of the Company's former Chief Executive Officer. The remaining balance at December 31, 2003 is required to be paid in full by July 2004.

BORROWINGS

Short-Term Borrowings:

On January 31, 2002, the Company replaced its existing bank line with a $30.0 million senior secured revolving credit facility with Fleet Capital Corporation, a subsidiary of the FleetBoston Financial Corporation.

The $30.0 million revolving credit facility is secured by the assets of the Company, principally consisting of accounts receivable. The credit facility has a three-year term and bears interest at LIBOR plus 3.25% or the bank's base rate plus 2.00%.

     Although the Senior Secured Revolving Credit facility is classified as short-term, the facility has an expiration date of January 31, 2005. The Company has classified this instrument as current based on the requirements of EITF Issue No. 95-22, "Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements That Include both a Subjective Acceleration Clause and a Lock-Box Arrangement."

Throughout 2002, the Company and Fleet Capital Corporation executed four amendments to the revolving credit agreement. These amendments were required to waive events of default that occurred relative to the fixed charge and tangible net worth covenants. Both covenants were reset with tangible net worth reestablished at $2.8 million and the fixed charge covenant reestablished at an allowable shortfall of $0.7 million through October 1, 2002 and a ratio of 1:1, thereafter. In addition, the borrowing limit subject to pledged accounts receivable as collateral was reduced to $28.0 million and certain restrictions were placed on the amount of capital spending in consideration for the waiver of existing financial loan covenants.

In 2003, the Company and Fleet Capital Corporation executed additional amendments to the revolving credit agreement. The Fifth Amendment addressed the fact that the Company had entered into litigation with a major customer, Bluecurrent. This action eliminated that account from the Company's borrowing base creating a borrowing overadvance. The amendment allows for an overadvance of $2.0 million through December 31, 2003. In addition, the amendment waived the events of default relative to the fixed charge and tangible net worth covenants that occurred at December 31, 2002. The tangible net worth covenant was reset at ($1.0) million and the fixed charge shortfall was set to $1.0 million through March 31, 2003 and $1.4 million up through June 30, 2003 and a ratio of 1:1, thereafter. The Sixth Amendment eliminated the requirement that any amounts received as a result of the settlement with Bluecurrent reduce the Wynnchurch Capital Partners, L.P. guarantee as discussed below. The Seventh Amendment waived the events of default as of June 30, 2003 relating to the tangible net worth and fixed charge covenants. Additionally, the covenants were reset for the remainder of 2003 as follows; the tangible net worth covenant was reset to ($5.0) million with the fixed charge covenant reset to an allowable shortfall of $0.7 million for the three months ended September 30, 2003, and $1.0 million for the six months ended December 31, 2003. The fixed charge covenant will be 1:1, thereafter. In addition, the interest rate was changed effective August 1, 2003 from the bank's base rate plus 1.00% to the base rate plus 2.00%. As of December 31, 2003, the applicable rate is 6.00%, which represents the bank's base rate plus 2.00%. The Seventh Amendment also reduced the maximum revolving credit commitment from $28.0 million to $23.0 million. The Eighth Amendment waived the events of default as of September 30, 2003 relating to the tangible net worth and fixed charge covenants. Additionally, the covenants were reset for future periods as follows: the tangible net worth covenant was reset to ($8.5) million for the quarter ending December 31, 2003 and each quarter thereafter. The fixed charge covenant was reset to an allowable shortfall of $1.0 million for the three months ending December 31, 2003, $1.8 million for the six months ended March 31, 2004, and $1.9 million for the nine months ending June 30, 2004. The fixed charge covenant will be 1:1, thereafter. Capital expenditures will also be limited to $50,000 per quarter commencing with the quarter ended December 31, 2003. The Company was in compliance with its covenants as of December 31, 2003.

Long-Term  Borrowings:

On  January  31,  2002,  $10.0  million  principal amount of Senior Subordinated
Convertible Notes was sold to Wynnchurch Capital Partners, L.P., a private equity investor.

The Senior Subordinated Convertible Notes originally bore interest at 15% and are due January 31, 2009. These notes were initially convertible into common stock anytime after January 31, 2002 at a conversion price of $2.50 per share. At the Company's election, one-half of the interest could be deferred during the first four years, subject to certain conditions. In conjunction with the sale of these notes, the Company issued 10.0 million warrants to purchase shares of the Company's common stock at $0.55 per share. An additional 1.0 million warrants to purchase its common stock at $0.73 per share were not exercisable for one year contingent upon the Company meeting certain performance measures, however, the warrants would expire if such performance measures were met. As of December 31, 2002, the Company did not meet the specific performance measures related to the
1.0 million contingent warrants and these warrants did not expire.

Throughout 2002, the Company and Wynnchurch Capital Partners, L.P. executed four amendments to the securities purchase agreement. These amendments were required to waive events of default that occurred relative to the fixed charge and tangible net worth covenants. Both covenants were reset with tangible net worth reestablished at $2.6 million and the fixed charge covenant reestablished at an allowable shortfall of $0.7 million through October 1, 2002 and a ratio of ..95:1, thereafter. In addition, the Company and Wynnchurch Capital, L.P. agreed to defer all quarterly cash interest payments until the Company satisfied the covenants with the senior lender, Fleet Capital Corporation.

In 2003, in connection with an amendment to the Company's credit agreement with Fleet Capital Corporation, Wynnchurch Capital Partners, L.P. executed a guarantee with Fleet Capital Corporation to allow overadvances of up to $2.0 million through December 31, 2003, reduced by any payments received from Bluecurrent. In consideration, Wynnchurch Capital Partners, L.P. and the Company amended their agreements. The 15% Senior Subordinated Convertible Notes conversion price was reduced from $2.50 to $1.50 per share of common stock. The exercise price of all outstanding warrants was reduced to $0.26 per share. Additionally, a provision was made that any draw on the guarantee by the Company could be satisfied with a purchase by Wynnchurch Capital Partners, L.P. of additional 15% Senior Subordinated Convertible Notes having a principal amount equal to the Company's draw and having terms equal to the outstanding 15% Senior Convertible Notes, and provided for a $0.3 million fee to Wynnchurch Capital Partners, L.P. in the event of a draw upon their guarantee. The $0.3 million fee would be payable through the issuance of additional 15% Senior Subordinated Convertible Notes. As of December 31, 2003, the Company has not been required to draw on the guarantee, and no additional Convertible Notes have been issued. In July 2003, Wynnchurch Capital Partners, L.P. agreed to waive the agreed requirement that their guarantee be reduced by any amounts received from Bluecurrent. Consequently, Bluecurrent's initial payment of $0.9 million did not reduce the $2.0 million guarantee. However, all subsequent payments from Bluecurrent will continue to reduce the outstanding guarantee. In consideration for this waiver, Wynnchurch Capital Partners, L.P. received a fee of $0.1 million payable as interest and added to the principal amount of the notes. Under the Sixth Amendment to the securities purchase agreements, Wynnchurch Capital Partners, L.P. waived the events of default as of June 30, 2003, relating to the tangible net worth and fixed charge covenants. Additionally, the covenants were reset for the remainder of 2003 as follows; the tangible net worth covenant was reset to ($5.2) million with the fixed charge covenant reset to an allowable shortfall of $0.7 million for the three months ended September 30, 2003 and $1.0 million for the six months ending December 31, 2003. The fixed charge covenant will be 0.95:1 thereafter. In addition, the interest rate of the Senior Subordinated Convertible Notes was changed effective July 1, 2003 from 15% to 16% per annum. In September 2003, Wynnchurch Capital Partners L.P. agreed to maintain its $2.0 million guarantee and not to reduce such guarantee by any payments received from Bluecurrent. In consideration for maintaining the guarantee, the Company agreed to pay Wynnchurch Capital Partners, L.P. $0.3 million payable as additional interest and added to the principal amount of the notes. The Company also executed a Seventh Amendment to the securities purchase agreement that waived the events of default that occurred as of September 30, 2003 and reset the financial covenants for future quarters. The covenants were reset for future quarters as follows; the tangible net worth covenant was reset to ($8.9) million for the quarter ended December 31, 2003 and each quarter thereafter. The fixed charge covenant was reset to an allowable shortfall of $1.0 million for the three months ended December 31, 2003, $1.8 million for the six months ended March 31, 2004, and $1.9 million for the nine months ended June 30, 2004. The fixed charge covenant will be 0.95:1 thereafter. Capital expenditures will also be limited to $52,500 per quarter commencing with the quarter ended December 31, 2003. In consideration for this waiver and for continuing to maintain the $2.0 million guarantee, Wynnchurch Capital Partners, L.P. will receive a monthly fee of $30,000 for each month such guarantee is in effect. This fee will be payable as additional interest and added to the principal amount of the notes. On March 29, 2004, a letter of agreement was executed to maintain the $2.0 million guarantee until June 30, 2004. The Company was in compliance with its covenants as of December 31, 2003. Wynnchurch Capital Partners, L.P. has waived compliance by the Company with respect to the financial covenants through January 1, 2005. Additionally, Wynnchurch Capital
Partners, L.P. has provided a commitment up to $5.0 million of additional financing, should the need arise, on such terms as the Company, its Board of Directors and Wynnchurch Capital Partners, L.P. may agree.

Due to the change in the underlying terms of the Convertible Notes and Warrants, the original valuation of the warrants was reassessed during the second quarter of 2003. The fair value ascribed to these warrants was determined to be approximately $2.3 million prior to the price change and $2.4 million subsequent to the price change. This change in value ascribed to the price change of approximately $69,000 is being amortized over the seven-month life of the guarantee as a non-cash interest charge. The valuation of the warrants was determined based on advice from a third-party valuation specialist who utilized a valuation model with the following inputs: measurement date of April 14, 2003; fair value of $0.23; exercise price of $0.55 prior to the price change ($0.73 for contingent warrants) and $0.26 subsequent to the price change; contractual term of 10 years from the original issue date; dividend rate of zero; volatility rate of 123.5%; and risk-free interest rate of 3.76%. A non-cash interest charge of approximately $0.4 million and $0.3 million was recorded for the years ended December 31, 2002 and 2003, respectively, related to the original valuation of the warrants in January 2002, plus the amortization of the guarantee value.

During the third quarter of 2003, the Company concluded that the change in interest rate combined with the change in conversion price of the convertible notes in the second quarter of 2003 met the criteria of an extinguishment of debt per EITF 96-19 "Debtors Accounting for a Modification or Exchange of Debt Instruments," as the change in the present value of the notes exceeded the present value prior to the modifications by more than 10%. The debt modification and origination fees write-off expense represents a non-cash adjustment and has no impact on the amount of debt ultimately owed to Wynnchurch Capital Partners, L.P. The valuation of the notes was determined based on advice from a third-party valuation specialist who utilized a valuation model. Based on the results, the fair value of the notes was determined to be $13.2 million versus the carrying value of $9.7 million. As such, a $3.5 million charge was recognized for the modification of debt to recognize the fair value of the notes in the financial statements. Additionally, origination fees of $0.9 million related to these notes and $0.1 million related to the revolving credit commitment were written off due to the modifications.

As of December 31, 2003, the Company has three irrevocable standby letters of credit for $1.8 million, which expire as follows: $0.5 million on November 1, 2004, $0.5 million on November 15, 2004, and $0.8 million on December 31, 2004.

The principal portion of long-term debt becomes due as follows:

Year ending December 31,
(in thousands)
2004                       $11,789
2005
2006
2007
2008
2009 and thereafter         13,727

                           -------
      Total                $25,516
                           =======

     Although the senior secured revolving credit facility is listed above as due within one year, the facility has an expiration date of January 31, 2005. The Company has classified this instrument as current based on the requirements of EITF Issue No. 95-22, "Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements That Include both a Subjective Acceleration Clause and a Lock-Box Arrangement."

4.   LEASES

     The Company leases its office facilities under noncancelable operating leases. Rental expense for operating leases during 2003, 2002 and 2001 was $1.2 million, $2.5 million and $2.8 million, respectively.

     Future minimum lease payments and sublease income under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2003, are:

                           OPERATING LEASE     OPERATING SUBLEASE
YEAR ENDING DECEMBER 31,      PAYMENTS               INCOME
------------------------      --------               ------
                                      (IN THOUSANDS)
2004 . . . . . . . . . .  $           2,882  $              (838)
2005 . . . . . . . . . .              1,796                 (219)
2006 . . . . . . . . . .              1,266                  (25)
2007 . . . . . . . . . .              1,186                    -
2008 . . . . . . . . . .              1,221                    -
Thereafter . . . . . . .                936                    -
                          ---------------------------------------
Total. . . . . . . . . .  $           9,287  $            (1,082)
                          =======================================

5.   OTHER  EXPENSE,  NET

     Other expense, net, for the years ended December 31, 2003, 2002 and 2001 is comprised of the following:

                            2003      2002      2001
                            ----      ----      ----
                                 (IN THOUSANDS)
Interest income. . . . .  $     9   $    72   $   373
Interest expense . . . .   (4,354)   (3,749)   (4,319)
Gain on sale of security                          349
                          ----------------------------
                          $(4,345)  $(3,677)  $(3,597)
                          ============================

6.   INCOME  TAXES

     Income tax expense (benefit) is summarized as follows for the years ended December 31, 2003, 2002 and 2001:

                 2003     2002     2001
                 ----     ----     ----
                     (IN THOUSANDS)

Current:
  Federal. . .  $(817)  $(1,068)  $ 120
  State. . . .      3       (26)     98
  Foreign. . .      0         0       0

                ------------------------
Total current.   (814)   (1,094)    218
                ------------------------

Deferred:
  Federal. . .      0         0    (728)
  State. . . .      0         0     510
                ------------------------

Total deferred      0         0    (218)

                ------------------------
                $(814)  $(1,094)  $   0
                ========================

The reasons for the difference between the effective tax rate and the corporate federal income tax rate for the years ended December 31, 2003, 2002 and 2001 are as follows:


                                                            2003      2002     2001
                                                           (in thousands)
Federal income tax rate. . . . . . . . . . . . . . . . .    (35.0)%  (35.0)%  (35.0)%
Items affecting federal income tax rate:
  State income taxes, net of federal tax benefits. . . .     (3.0)%   (3.3)%     5.0%
  Valuation allowance. . . . . . . . . . . . . . . . . .      41.9%    14.1%    28.8%
  Nondeductible amortization and impairment charges. . .         0%       0%     0.9%
  Nondeductible original issue discount interest expense       1.6%     1.2%       0%
  Nondeductible accretion of warrants. . . . . . . . . .       0.8%     1.1%       0%
  Receipt of prior year refund . . . . . . . . . . . . .     (9.9)%       0%       0%
  Tax liability. . . . . . . . . . . . . . . . . . . . .       4.1%       0%       0%
  Reduction of prior year net operating loss . . . . . .         0%     6.2%       0%
  Other permanent differences. . . . . . . . . . . . . .     (6.4)%     6.7%     0.3%

                                                          ---------------------------
Effective income tax rate. . . . . . . . . . . . . . . .     (5.9)%   (9.0)%       0%
                                                          ---------------------------

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2003 and 2002 are as follows:

                                          2003       2002
                                        (in thousands)
Deferred tax assets:
  Property and equipment-depreciation  $     627   $    37
  Net operating loss. . . . . . . . .      4,980     1,938
  Lease cancellation accrual. . . . .        923     1,903
  Receivable reserves . . . . . . . .        130       801
  Deferred rent payable . . . . . . .        155       141
  Accrued liabilities . . . . . . . .      3,453       797
                                       --------------------

Gross deferred tax assets . . . . . .     10,268     5,617
  Valuation allowance . . . . . . . .     (8,451)   (2,623)
                                       --------------------

Net deferred tax assets . . . . . . .      1,817     2,994
                                       --------------------

Deferred tax liabilities:
  Software development costs. . . . .     (1,750)   (2,723)
  Prepaid assets. . . . . . . . . . .        (67)     (271)
                                       --------------------

Gross deferred tax liabilities. . . .     (1,817)   (2,994)
                                       --------------------

Net deferred tax liability. . . . . .  $       0   $     0
                                       ====================

At December 31, 2003, the Company had gross federal and state net operating loss carryforwards of $10.6 million and $26.4 million, respectively, which are available to offset taxable income through 2023. The Company recognized a net tax benefit of $0.8 million. The net tax benefit is comprised of a refund of $1.4 million received due to a change in the tax law, offset by $0.6 million in taxes assessed for prior years as the result of an IRS audit in 2003.

Prior to 2001, no valuation allowance for deferred tax assets had been recorded as the Company believed it was more likely than not that the deferred tax assets would be realized in the future. Beginning in 2001, a valuation allowance was established for the net deferred tax asset given the uncertainty with respect to the future realization of deferred tax assets. This valuation allowance is required given that the net operating losses have no remaining carryback potential and the lack of ability to accurately forecast taxable income over the 20 year net operating loss carryforward period. The change in the valuation allowance was $5.8 million.

7.   EMPLOYEE  SAVINGS  PLAN

The Company sponsors a 401(k) plan ("the Plan"). The Plan covers each employee who has completed 1,000 hours of service in a 12-month period commencing with the start of employment. The Company, in an amount to be determined at the Company's discretion, bases contributions to the Plan on percentages of employee salaries, plus a matching contribution, which was discontinued by the Company effective March 31, 2002. Vesting in the Company's contributions is based on length of service over a five-year period. Contributions by the Company on behalf of all employees approximated $0.0, $0.2 million and $0.6 million during 2003, 2002 and 2001, respectively.

8.   STOCK  OPTIONS

During 1994, the Company amended and restated the stock option plan adopted in 1992. Under the amended and restated Incentive Stock Option Plan ("Option Plan"), officers and key employees may be granted non-qualified stock options, incentive stock options, performance units, and stock appreciation rights. The Option Plan also provides for automatic annual grants to each non-affiliate director of non-qualified stock options to purchase up to 5,000 shares of common stock. The purchase price per share for such options will be equal to the fair market value of a share of common stock on the date of grant. As such, there has been no compensation cost recognized in operations. Any such options will be exercisable one year after the date of grant and will terminate upon the earlier of 90 days following the date on which such director ceases to serve on the Board or 10 years after the date of grant.

The exercise price of incentive stock options granted under the Option Plan must be equal to at least 100% of the fair market value of the Company's common stock subject to the option on the date of the grant. The incentive stock options granted by the Company may not be exercised during the first six months from the date granted and, thereafter, generally become exercisable at a rate of 2.38% of the total shares subject to the option on and after the first day of each calendar month. The maximum term of a stock option under the Option Plan is 10 years.
In the event employment is terminated for any reason other than gross and willful misconduct, death or disability, vested options are exercisable within 30 days after such termination of employment. Termination due to gross and willful misconduct terminates the option as of the date of the misconduct. Upon death or disablement, vested options are exercisable within six months after the date of death or disablement by the executors, administrators or applicable guardian of optionee.

During 2000, the Company issued 1,240,000 restricted shares of the Company's stock pursuant to the Option Plan. The shares were issued with certain restrictions relating to each employee remaining employed with the Company. The restrictions lapsed in April and July of 2001, with a remaining portion lapsing in July 2002. In connection with the issuance of the restricted stock, 945,000 previously issued stock options were cancelled. Total deferred compensation related to the restricted stock issuance was $378,000; of which, $97,000 and $221,000 was amortized as an operating expense in 2002 and 2001, respectively.

During 2001, the Company issued 83,000 and 175,000 stock options and non-qualified stock options, respectively, pursuant to the Option Plan. These options were granted at fair market value and thus, the Company did not record compensation expense as a result of these option grants.

During 2002, the Company issued 1,550,000 non-qualified stock options outside the Option Plan in connection with executive management and director changes. These options were issued at the fair market value as of the date of the grant. The terms and conditions of these grants are similar to the terms and conditions of options granted under the Option Plan with the exception that they provide for accelerated vesting upon a change in control of the Company. In addition to the non-qualified stock options issued outside of the Option Plan, the Company issued 615,000 non-qualified stock options, pursuant to the Option Plan.

During 2003, the Company issued 731,500 stock options, pursuant to the Option Plan.

The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 2003, 2002 and 2001, respectively: risk-free interest rates of 3.8%, 4.3%, and 4.6%; expected lives of 7, 7 and 4 years; expected volatility of 165%, 112% and 101%; and no dividends expected to be paid.

Historically, the following table included the impact of restricted shares issued in November 2000. The table excludes the impact of restricted shares.

Stock option transactions for the years ended December 31, 2001, 2002 and 2003 are summarized as follows:

                                            Weighted Average
                               Shares       Exercise Price
                              (in thousands, except per share data)
Balance at December 31, 2000  1,620         8.48
Options granted. . . . . . .  258           0.51
Options cancelled. . . . . .  (457)         2.22
Options exercised. . . . . .   -            -
                              -------------------------------------

Balance at December 31, 2001  1,421         8.13
Options granted. . . . . . .  2,165         1.21
Options cancelled. . . . . .  (1,044)       7.67
Options exercised. . . . . .   -            -
                              -------------------------------------

Balance at December 31, 2002  2,542         2.31
Options granted. . . . . . .  731           0.36
Options cancelled. . . . . .  (769)         2.03
Options exercised. . . . . .  -             -

                              -------------------------------------
Balance at December 31, 2003  2,504        $  1.77
                              =====================================

As  of December 31, 2003, 2002 and 2001, there were 1.1 million, 0.4 million and
0.5 million options exercisable, with weighted average exercise prices of $3.44, $7.71 and $9.81, respectively. As of December 31, 2003, there were 0.4 million stock options available for future grants under the Company's Incentive Stock Option Plan.

The following table summarizes information about stock options outstanding as of December 31, 2003:

                                         Options Outstanding           Options Exercisable
                                         Weighted
                                         Average          Weighted                   Weighted
                                         Remaining        Average                    Average
                            Number       Contractual      Exercise     Number        Exercise
Range of Exercise Prices    Outstanding  Life (in years)  Price        Exercisable   Price
                            (shares in thousands)
$0.28-$0.45. . . . . . .        1,535             8.95  $       0.38          319  $       0.38
$0.46-$0.90. . . . . . .          270             8.46          0.56          163          0.57
$0.91-$1.35. . . . . . .          159             6.44          1.23          141          1.23
$1.36-$2.50. . . . . . .          301             8.50          2.41          194          2.37
$2.51-$9.99. . . . . . .           10             5.38          7.88           10          7.88
$10.00-$20.00. . . . . .          214             4.53         10.83          214         10.83
$20.01-$38.12. . . . . .           15             3.52         26.35           15         26.35

$0.28-$38.12 . . . . . .        2,504             8.26  $       1.77        1,056  $       3.44
                           ====================================================================

9.   EMPLOYEE  STOCK  PURCHASE  PLAN

     In 1995, the stockholders of the Company approved the Alternative Resources Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan"). An aggregate of 300,000 shares of the Company's common stock (subject to adjustment for any dividend, stock split or other relevant changes in the Company's capitalization) were originally authorized to be sold pursuant to the Stock Purchase Plan. In 1999, an additional 300,000 shares of the Company's common stock were approved by the stockholders for sale through the Employee Stock Purchase Plan. The Stock Purchase Plan covered each employee who had completed 1,000 hours of service during the last 12 calendar months preceding the enrollment date. The Stock Purchase Plan enabled employees to purchase the Company's common stock at 85% of the market price. Employees were allowed to purchase the Company's common stock through the Stock Purchase Plan only by payroll deduction. Payroll deductions could not exceed 20% of the employees' gross pay or $21,250 in any one-year. In 2001, the Company's matching portion to the Stock Purchase Plan amounted to $0.1 million and was in the form of cash contributions and direct issuance of common stock. In 2002, the Company's matching portion to the Stock Purchase Plan was in the form of direct issuance of common stock. The number of shares purchased was approximately 296,000, and 146,000 for the years ended December 31, 2001 and 2002, respectively. Effective March
     31,  2002,  the  Stock  Purchase  Plan  was  terminated.

Item 9.01 (a)(xii)

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Alternative  Resources  Corporation:

We have audited the accompanying consolidated balance sheets of Alternative Resources Corporation and subsidiaries (the "Company") as of December 31, 2003 and 2002, and the related consolidated statements of operations, comprehensive loss, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alternative Resources Corporation and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, on January 1, 2002.


Chicago, Illinois
March 30, 2004

9.01 (b)(i)


The following unaudited pro forma condensed consolidated balance sheet as of July 5, 2004 and the unaudited pro forma condensed consolidated statements of income for the six months ended July 5, 2004 and for the year ended January 5, 2004 are based on the historical financial statements of Pomeroy IT Solutions, Inc. ("Pomeroy") and Alternative Resources Corporation ("ARC") after giving effect to the purchase of ARC by Pomeroy using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated balance sheet as of July 5, 2004 is presented to give effect to the proposed merger as if it occurred on July 5, 2004 and, due to different fiscal period ends, combines the historical balance sheet for Pomeroy at July 5, 2004 and the historical balance sheet of ARC at June 30, 2004. The unaudited pro forma condensed consolidated statement of income for the six months ended July 5, 2004 is presented as if the combination had taken place on January 6, 2004 and, due to different fiscal period ends, combines the historical results of Pomeroy for the six months ended July 5, 2004 and the historical results of ARC for the six months ended June 30, 2004. The unaudited pro forma condensed consolidated statement of income for the twelve months ended January 5, 2004 is presented as if the combination had taken place on January 6, 2003 and, due to different fiscal period ends, combines the historical results of Pomeroy for the twelve months ended January 5, 2004 and the historical results of ARC for the twelve months ended December 31, 2003.

Under the purchase method of accounting, the total estimated purchase price is allocated to the net tangible and intangible assets of ARC acquired in connection with the purchase, based on their fair values as of the completion of the purchase. Management is in the process of assessing the impact of deferred tax assets and liabilities of the combined companies. The impact may be material and has not been included in the unaudited pro forma condensed consolidated financial statements. Independent valuation specialists are conducting an independent valuation in order to assist management of Pomeroy in determining the fair values of a significant portion of these assets. The preliminary work performed by the independent valuation specialists has been considered in management's estimates of the fair values reflected in these unaudited pro forma condensed consolidated financial statements. These estimates are preliminary and subject to change based on finalization of the independent valuation.

ARC opening balance sheet includes accruals for costs associated with the centralization of common tasks and reduced facility requirements of ARC of $6.0 million consisting of $2.7 million for severance or relocation costs related to ARC employees and $3.3 million for costs of vacating ARC leased facilities. An adjustment for an estimate of the restructuring costs to be incurred by Pomeroy has not been included in the unaudited pro forma condensed consolidated statements of income since such adjustment is non-recurring in nature. Pomeroy expects to incur in subsequent quarters restructuring cost for severance costs related to Pomeroy employees, costs of vacating some leased facilities of Pomeroy, or other costs associated with exiting activities of Pomeroy. These estimates are preliminary and subject to change based on finalization of its restructuring and integration plans.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in Pomeroy's Annual Report on Form 10-K for its fiscal year ended January 5, 2004 and Quarterly Report on Form 10-Q for its quarter ended July 5, 2004 and ARC's Annual Report on Form 10-K for its fiscal year ended December 31, 2003 and Quarterly Report on from 10-Q for the quarter ended March 31, 2004. The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of Pomeroy that would have been reported had the purchase been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of Pomeroy.

                            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                        POMEROY IT SOLUTIONS, INC. AND ALTERNATIVE RESOURCES CORPORATION


(in thousands)                                        Historical
                                              -----------------------
                                                Pomeroy       ARC        Pro forma     Pro      Pro forma
                                                July 5,     June 30,    Adjustments   forma   Consolidated
                                                 2004         2004                    notes
                                              -----------  ----------  -------------  ------  -------------

ASSETS
Current Assets:
Cash and cash equivalents. . . . . . . . . .  $    45,373  $      15   $    (35,373)     (a)  $      10,015
Accounts receivable, net.. . . . . . . . . .      122,365     20,212              -                 142,577
Inventories. . . . . . . . . . . . . . . . .       17,710          -              -                  17,710
Other. . . . . . . . . . . . . . . . . . . .        5,655      1,637           (233)     (a)          7,059
                                              -----------  ----------  -------------          -------------
    Total current assets . . . . . . . . . .      191,103     21,864        (35,606)                177,361
Net equipment and leasehold improvements . .       15,884      5,948         (5,502)     (b)         16,330
Long-term investments and other assets.. . .        4,049        183              -                   4,232
Goodwill.. . . . . . . . . . . . . . . . . .       68,035      2,723         46,435      (d)        117,193
Intangible assets, net.. . . . . . . . . . .          457          -          4,483      (c)          4,940
                                              -----------  ----------  -------------          -------------
    Total assets . . . . . . . . . . . . . .  $   279,528  $  30,718   $      9,810           $     320,056
                                              ===========  ==========  =============          =============

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of notes payable . . . . . .  $       912  $  13,709   $    (13,709)     (a)  $         912
Bank note, current portion.. . . . . . . . .            -          -         12,646      (a)         12,646
Accounts payable . . . . . . . . . . . . . .       55,383      9,915              -                  65,298
Deferred revenue . . . . . . . . . . . . . .        3,080          -              -                   3,080
Cash overdraft . . . . . . . . . . . . . . .            -      3,403              -                   3,403
Payroll related costs. . . . . . . . . . . .        2,139      4,089              -                   6,228
Accrued expenses.. . . . . . . . . . . . . .        7,229      3,499          6,397      (f)         17,125
Other current liabilities. . . . . . . . . .          335        533              -                     868
                                              -----------  ----------  -------------          -------------
    Total current liabilities. . . . . . . .       69,078     35,148          5,334                 109,560
Notes payable, less current portion. . . . .          250     15,999        (15,999)     (a)            250
Deferred income taxes and other liabilities.        4,834        442           (396)     (f)          4,880
Total equity (deficit).. . . . . . . . . . .      205,366    (20,871)        20,871      (e)        205,366
                                              -----------  ----------  -------------          -------------
    Total liabilities and equity . . . . . .  $   279,528  $  30,718   $      9,810           $     320,056
                                              ===========  ==========  =============          =============

         See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      POMEROY IT SOLUTIONS,INC. AND ALTERNATIVE RESOURCES CORPORATION


(in thousands, except per share data)                               Six months ended
                                               -----------------------------------------------------------
                                                Pomeroy      ARC        Pro forma     Pro      Pro forma
                                                July 5,    June 30,    Adjustments   forma   Consolidated
                                                 2004        2004                    notes
                                               ---------  ----------  -------------  ------  -------------
Net sales and revenues. . . . . . . . . . . .  $333,369   $  57,844              -           $     391,213
Cost of sales and service . . . . . . . . . .   295,269      44,842              -                 340,111
                                               ---------  ----------  -------------          -------------
    Gross profit. . . . . . . . . . . . . . .    38,100      13,002              -                  51,102
                                               ---------  ----------  -------------          -------------

Selling, general and administrative expenses.    29,292      15,188         (1,828)     (g)         42,652
Restructuring and other charges.. . . . . . .         -         283              -                     283
                                               ---------  ----------  -------------          -------------
    Operating expenses. . . . . . . . . . . .    29,292      15,471         (1,828)                 42,935
                                               ---------  ----------  -------------          -------------

Income (loss) from operations . . . . . . . .     8,808      (2,469)         1,828                   8,167
Net other expense (income). . . . . . . . . .        (8)      2,011         (1,829)     (h)            174
                                               ---------  ----------  -------------          -------------

Income (loss)  before income tax. . . . . . .     8,816      (4,480)         3,657                   7,993
Income tax expense (benefit). . . . . . . . .     3,454           4           (301)     (i)          3,157
                                               ---------  ----------  -------------          -------------
    Net income (loss) . . . . . . . . . . . .  $  5,362   $  (4,484)  $      3,958           $       4,836
                                               =========  ==========  =============          =============

Weighted average shares outstanding:
  Basic.. . . . . . . . . . . . . . . . . . .    12,245                                             12,245
                                               =========                                     =============
  Diluted . . . . . . . . . . . . . . . . . .    12,362                                             12,362
                                               =========                                     =============

Earnings per common share:
  Basic . . . . . . . . . . . . . . . . . . .  $   0.44                                      $        0.39
                                               =========                                     =============
  Diluted . . . . . . . . . . . . . . . . . .  $   0.43                                      $        0.39
                                               =========                                     =============

         See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                      UNAUDITED  PRO  FORMA  CONDENSED  CONSOLIDATED  STATEMENT  OF  INCOME
                         POMEROY IT SOLUTIONS, INC. AND ALTERNATIVE RESOURCES CORPORATION

(in thousands, except per share data)                                         Year Ended
                                               ------------------------------------------------------------------
                                                 Pomeroy          ARC          Pro forma     Pro      Pro forma
                                                January 5,    December 31,    Adjustments   forma   Consolidated
                                                   2004           2003                      notes
                                               ------------  --------------  -------------  ------  -------------
Net sales and revenues. . . . . . . . . . . .  $   598,423   $     138,146   $          -           $     736,569
Cost of sales and service . . . . . . . . . .      528,030         105,449              -                 633,479
                                               ------------  --------------  -------------          -------------
    Gross profit. . . . . . . . . . . . . . .       70,393          32,697              -                 103,090
                                               ------------  --------------  -------------          -------------

Selling, general and administrative expenses.       55,587          37,438         (3,655)     (g)         89,370
Restructuring and other charges . . . . . . .            -           4,809              -                   4,809
                                               ------------  --------------  -------------          -------------
    Operating expenses. . . . . . . . . . . .       55,587          42,247         (3,655)                 94,179
                                               ------------  --------------  -------------          -------------

Income (loss) from operations . . . . . . . .       14,806          (9,550)         3,655                   8,911
Net other expense (income). . . . . . . . . .          (64)          4,345         (3,776)     (h)            505
                                               ------------  --------------  -------------          -------------

Income (loss)  before income tax. . . . . . .       14,870         (13,895)         7,431                   8,406
Income tax expense (benefit). . . . . . . . .        5,799            (814)        (1,707)     (i)          3,278
                                               ------------  --------------  -------------          -------------
  Net income (loss) . . . . . . . . . . . . .  $     9,071   $     (13,081)  $      9,138           $       5,128
                                               ============  ==============  =============          =============

Weighted average shares outstanding:
  Basic.. . . . . . . . . . . . . . . . . . .       12,305                              -                  12,305
                                               ============                  =============          =============
  Diluted . . . . . . . . . . . . . . . . . .       12,375                              6                  12,381
                                               ============                  =============          =============

Earnings per common share:
  Basic . . . . . . . . . . . . . . . . . . .  $      0.74                                          $        0.42
                                               ============                                         =============
  Diluted . . . . . . . . . . . . . . . . . .  $      0.73                                          $        0.41
                                               ============                                         =============

            See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Item 9.01 (b)(ii)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF JULY 5, 2004 AND THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME FOR THE SIX MONTHS ENDED JULY 5, 2004 AND FOR THE YEAR ENDED JANUARY 5, 2004.

Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to ARC net tangible and intangible assets to a preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets, to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets, to reduce operating expenses for an estimate of costs associated with exiting activities and to reflect the income tax effect related to the pro forma adjustments.

No pro forma adjustments were required to conform ARC accounting policies to Pomeroy accounting policies. Certain reclassifications have been made to conform ARC historical amounts to Pomeroy's presentation.

The pro forma consolidated provision for income taxes does not reflect the amounts that would have resulted had Pomeroy IT Solutions, Inc. and Alternative Resources Corporation filed consolidated income tax returns during the periods presented.

The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements are as follows:

     (a) Estimated total purchase price of ARC based upon June 30, 2004 balance sheet is as follows:

Estimated total purchase price:
Value of ARC common stock purchased    $11,982
Assumption of ARC accelerated options      441
Warrants purchased                       4,840
                                       -------
  Total value of securities             17,263

Retiring interest-bearing debt          29,708
Estimated direct transaction costs       1,048
                                       -------
                                       $48,019
                                       =======
Funded from:
Cash on hand                           $35,373
Borrowings from line of credit          12,646
                                       -------
                                       $48,019
                                       =======

In addition deferred financing costs of $0.2 million associated with the retired debt were written off.

The actual total purchase price as of July 23, 2004 was $49.0 million, which was comprised of $12.0 million for common stock, $0.4 million for options, $4.8 million for warrants, $30.7 million for retiring interest-bearing debt versus the $30.0 million reflected in the June 30, 2004 pro forma balance sheet and $1.1 million for direct transaction costs. Based on cash generated subsequent to June 30, 2004, the actual purchase was funded from cash on hand of $39.0 million and borrowings from line of credit of $10.0 million. As reflected in the June 30, 2004 pro forma balance sheet, Pomeroy retained $10.0 million in cash on hand subsequent to the purchase.

Under the purchase method of accounting, the total estimated purchase price is allocated to ARC net tangible and intangible assets based on their estimated fair values as of the date of the completion of the purchase. Based on the preliminary independent valuation, and subject to material changes upon receipt of the final valuation and other factors as described in the introduction to these unaudited pro forma condensed consolidated financial statements, the preliminary estimated purchase price is allocated as follows (in thousands):

Preliminary estimated purchase price allocation:
Net tangible liabilities assumed                              $(5,622)
Amortizable intangible assets:
  Customer contract and lists                          3,000
  Personnel database                                   1,200
  Non-compete agreements                                 283    4,483
                                                       -----
Goodwill                                                       49,158
                                                              --------
Total preliminary estimated purchase price allocation         $48,019
                                                              ========

Of the total estimated purchase price, a preliminary estimate of approximately ($5.6) million has been allocated to net tangible liabilities assumed and approximately $4.5 million has been allocated to amortizable intangible assets acquired. The depreciation and amortization related to the fair value adjustment to net tangible assets and the amortization related to the amortizable intangible assets are reflected as pro forma adjustments to the unaudited pro forma condensed consolidated statements of income.

     (b) Adjustment to record the difference between the preliminary estimate of the fair value, particularly for a write-down of ARC's capitalized software investment, and the historical amount of ARC property, plant and equipment (in thousands):

                                                     Net Equipment
                        Historical                   and Leasehold      Decrease in
                        Amount, Net                  Improvements Pro   Annual
                        as of 6/30/04   Fair Value   forma Adjustment   Depreciation
                        -------------------------------------------------------------
Software                $        4,944  $       250  $           4,694  $       2,590
Leasehold improvements             780           50                730            180
Furniture and fixtures             224          146                 78            268
                        -------------------------------------------------------------
                        $        5,948  $       446  $           5,502  $       3,038
                        =============================================================


     (c) In accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, Pomeroy has engaged a third party valuation firm to estimate the fair value of certain intangible assets acquired in connection with the acquisition. Amortizable intangible assets acquired consist primarily of the estimated fair value allocated to customer contracts/lists, non-compete agreements in place and an ARC personnel database. Customer contracts/lists represent existing contracts that relate primarily to underlying customer relationships pertaining to the services provided by ARC. Pomeroy expects to amortize the fair value of the customer contracts/lists on a straight-line basis over an average estimated life of 10 years and to amortize the fair value of the non-compete agreements on a straight-line basis over one year and the personnel database on a straight-line basis over an average estimated life of 7 years. The adjustments to reflect the preliminary estimate of the fair value of amortizable intangible assets and the resulting increase in amortization expense, is as follows (in thousands):

                              Intangible
                              Assets, Net                     Six Months Ended         Year Ended 1/5/04
                               Pro Forma    Useful life   7/5/04 Amortization Pro   Amortization Pro Forma
                               Adjustment     (years)         Forma Adjustment            Adjustment
                              ------------  ------------  ------------------------  -----------------------
Customer contracts and lists  $      3,000            10  $                    150  $                   300
Personnel database                   1,200             7                        86                      171
Non-compete agreements                 283             1                       141                      283
                              ------------                ------------------------  -----------------------
                              $      4,483                $                    377  $                   754
                             =============                ========================  =======================


     (d) Of the total estimated purchase price, approximately $49.2 million has been allocated to goodwill. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and intangible assets.

In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," goodwill and intangible assets with indefinite lives resulting from business combinations completed subsequent to June 30, 2001 will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of Pomeroy determines that the value of goodwill or intangible assets with indefinite lives has become impaired, Pomeroy will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

Adjustments to reflect the preliminary estimate of goodwill, is as follows (in thousands):

                                     Purchase Price
          ARC          Pro forma     Amount Allocated
          Historical   Adjustment    to Goodwill
Goodwill  $     2,723  $    46,435  $          49,158



(e)  Adjustments to stockholders' equity (in thousands):

To eliminate ARC historical stockholders' deficit  $20,871


(f) Accrued restructuring charge adjustments at June 30, 2004 associated with the following activities of ARC (in thousands):

Facility lease costs related to    $3,715
vacating facilities
Severance and relocation costs      2,682
                                   -------
                                    6,397
Eliminate facility lease deferred
rent balance                         (396)
                                   -------
                                   $6,001
                                   =======

(g) Estimated pro forma adjustments in operating expenses associated with the following activities of ARC (in thousands):

                                                     Six Months Ended    Year Ended 1/5/04
                                                     7/5/04 Pro Forma        Pro Forma
                                                        Adjustment          Adjustment
                                                    ---------------------------------------
Reduction of  facility costs related to vacating
facilities                                          $            (686)  $           (1,371)
Reduction in depreciation expense due to write
down of capitalized software investment -See note
(b)                                                            (1,519)              (3,038)
Increase in amortization expense related to
acquired intangible assets - See note (c)                         377                  754
                                                    ---------------------------------------
                                                    $          (1,828)  $           (3,655)
                                                    =======================================

(h) Estimated pro forma reduction in net other expense associated with the following activities of ARC (in thousands):

                                                      Six Months     Year Ended
                                                     Ended 7/5/04    1/5/04 Pro
                                                      Pro Forma         Forma
                                                      Adjustment     Adjustment
                                                    ----------------------------
Elimination of financing costs related to retiring
interest-bearing debt, offset by interest on debt
used to finance the purchase                        $      (1,829)  $    (3,776)
                                                    ============================


(i) Adjustment to record the income tax effect of the pro forma adjustments and the tax benefit of ARC's historical pre-tax loss for the applicable periods.

Management is in the process of assessing the impact of deferred tax assets and liabilities of the combined companies. The impact may be material and has not been included in the unaudited pro forma condensed consolidated financial statements. A preliminary estimated combined effective tax rate of 39.5% and 39.0% was utilized for income tax expense for the six months ended July 5, 2004 and year ended January 5, 2004, respectively. Upon completion of a final assessment of deferred tax assets and liabilities, goodwill will be adjusted accordingly.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             POMEROY IT SOLUTIONS, INC.
                                             --------------------------


Date: October 6, 2004                        By:
                                             -----------------------------------
                                             Michael E. Rohrkemper,
                                             Chief Financial Officer and
                                             Chief Accounting Officer